UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CommVault Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-3447504

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Crescent Place, Oceanport, New Jersey	07757

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	NASDAQ Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:      333-132550     (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the registrant’s common stock is set forth under the caption “Description of Capital Stock” in the prospectus included in the registrant’s registration statement on Form S-1 (File No. 333-132550), as amended, initially filed with the Securities and Exchange Commission on March 17, 2006 (the “Registration Statement”). Such description is incorporated herein by reference.
Item 2. Exhibits.
A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated herein by reference.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date:      September 15, 2006

CommVault Systems, Inc.
By:	/s/ N. ROBERT HAMMER
N. Robert Hammer
Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

3.2*	Form of Amended and Restated Certificate of Incorporation of CommVault Systems, Inc.

3.2*	Amended and Restated Bylaws of CommVault Systems, Inc.

4.1*	Form of Common Stock Certificate
*	Previously filed by the registrant as an exhibit to the Registration Statement and incorporated herein by reference.